Exhibit 10.5

REAL ESTATE MATTERS AGREEMENT

This REAL ESTATE MATTERS AGREEMENT (this “Agreement”) is entered into on April 1, 2024 by and between General Electric Company, a New York corporation (“Parent”), and GE Vernova Inc., a Delaware corporation (“SpinCo”).

R E C I T A L S:

WHEREAS, in accordance with that certain Separation and Distribution Agreement dated as of April 1, 2024, by and between Parent and SpinCo, as amended (the “Separation Agreement”), the Parent Group has transferred or conveyed or will transfer or convey to the SpinCo Group, certain assets related to the SpinCo Business;

WHEREAS, in accordance with the Separation Agreement, the SpinCo Group has transferred or conveyed or will transfer or convey to the Parent Group certain assets related to the Parent Business; and

WHEREAS, the Parties desire to set forth certain agreements regarding the transfer of real estate assets and other real estate matters pertaining to the SpinCo Business and the Parent Business.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth below and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, shall have the meanings stated below. Capitalized terms used in this Agreement (including the preamble and recitals) and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement.

(a) “Actual Completion Date” means, with respect to each Parent Property and each SpinCo Property, the date upon which completion of the transfer, assignment, novation, lease, sublease and/or replacement leases with respect to that Property, as applicable, actually takes place.

(b) “Allocation Principle” means the principle that as of the Real Estate Separation Date, without taking into account temporary remote working requirements related to the COVID-19 pandemic, and provided the Parties have not agreed otherwise, (a) any Property where SpinCo has the majority of the employees occupying such Property will be allocated in full to SpinCo, or (b) any Property where Parent has the majority of the employees occupying such Property will be allocated in full to Parent. The Party having the majority of the employees occupying a given Property may be referred to hereunder as the Majority Occupant. This Allocation Principle is not appliable to (i) the Subdivision Sites as listed in Schedule 4, which will be governed in accordance with Section 2.18 below;, and (ii) the Misaligned Sites as listed in Schedule 5, which will be governed by Section 2.19 below.

(c) “Beneficial Owner” has the meaning ascribed to such term in Section 2.19(a).

(d) “Casualty” has the meaning ascribed to such term in Section 2.12(a).

(e) “Colocation Sites” has the meaning ascribed to such term in Section 2.5.

(f) “Colocation Sites Schedule” means Schedule 2 attached hereto, which identifies the Colocation Sites and associated Property Transactions, as the same may be updated from time to time prior to the Real Estate Separation Date in accordance with this Agreement.

(g) “Damaged Property” has the meaning ascribed to such term in Section 2.12.

(h) “Demising Costs” means the costs incurred in connection with Demising Work (as defined below).

(i) “Demising Work” means, with respect to Colocation Sites, any alterations or improvements required in the sole discretion of the Majority Occupant in order to provide physically separate and exclusive space for Parent employees and SpinCo employees, including, without limitation, the design and construction of demising walls and separate security and badging systems, but excluding any costs associated with fit-out or specific improvements or requirements of the new tenant or sub-tenant at such Property.

(j) “EHS Misaligned Sites” means those Properties identified as EHS Misaligned Sites on Schedule 5.

(k) “Exception Schedule” means Schedule 3 attached hereto, which identifies those Colocation Sites where the term of the lease, sublease and/or TSA (as applicable) between Parent and SpinCo, will expire more than twenty-four (24) months after the Distribution Date.

(l) “Excluded Personal Property” means that certain equipment, office equipment, trade fixtures, furniture and any other personal property located at each Property which is scheduled or identified as excluded personal property under any lease and/or sublease entered into between a member of the Parent Group and a member of the SpinCo Group.

(m) “Existing Owner” has the meaning ascribed to such term in Section 2.19(a).

(n) “Head Lease” means, the lease(s) or sublease(s) and any related supplemental agreements under which a member of Parent Group or SpinCo Group leases property from a Landlord prior to the Real Estate Separation Date.

(o) “Landlord” means the third-party landlord or third-party sublandlord under a Head Lease, as the case may be, who, as of the date hereof, has or will enter into a lease or sublease with a member of Parent Group or SpinCo Group (as applicable), and its successors and assigns, and includes the holder of any other interest that is superior to the interest of the landlord or sublandlord under such Head Lease.

(p) “Landlord Consents” means, as applicable, all consents or waivers required from the Landlord or other third parties under the Required Consent Leases to assign the Required Consent Leases to a member of the SpinCo Group or a member of the Parent Group, as applicable, or to sublease the Sublease Properties to a member of the SpinCo Group or a member of the Parent Group, as applicable.

(q) “Lease Assignment Form” means the form of lease assignment attached to this Agreement as Exhibit 1, subject to commercially reasonable changes necessary to reflect Property-specific provisions negotiated in good faith by the Parties and to conform to requirements of the jurisdiction in which the applicable Property is located in accordance with Section 2.17 hereof.

(r) “Lease Form” means the form of lease attached hereto as Exhibit 2, subject to commercially reasonable changes necessary to reflect Property-specific provisions negotiated in good faith by the Parties and to conform to requirements of the jurisdiction in which the applicable Property is located in accordance with Section 2.17 hereof.

(s) “Majority Occupant” means, with respect to any Property, the Party that has the majority of the employees occupying such Property in accordance with the definition of “Allocation Principle”.

(t) “Minority Occupant” means, with respect to any Property, the Party that is not the Majority Occupant of such Property.

(u) “Misaligned Sites” has the meaning ascribed to such term in Section 2.19(a).

(v) “New Lease Properties” means collectively, the SpinCo New Lease Properties and the Parent New Lease Properties as identified in the Colocation Sites Schedule.

(w) “Other Misaligned Sites” means those Properties identified as Other Misaligned Sites on Schedule 5.

(x) “Parent Assigning Leased Properties” means those Properties identified as “Parent Assigning Leased Properties” in the Transferred Sites Schedule, which Properties are or were leased by Parent from a Landlord and will be or have been, in accordance with this Agreement transferred by lease assignment or novation from Parent (or its Subsidiaries) to SpinCo (or its Subsidiaries) as of the Real Estate Separation Date, subject to obtaining any necessary Landlord Consent.

(y) “Parent New Lease Properties” means those Properties identified as “Parent New Lease Properties” on the Colocation Sites Schedule, which Properties are owned by SpinCo (or its Subsidiaries) in fee and a portion of which will be or has been leased to Parent (or its Subsidiaries) prior to or as of the Real Estate Separation Date.

(z) “Parent Transferring Owned Properties” means those Properties identified as “Parent Transferring Owned Properties” on the Transferred Sites Schedule, which Properties are or were owned by Parent (or its Subsidiaries) in fee and will be conveyed or have been conveyed by deed to SpinCo (or its Subsidiaries) prior to or as of the Real Estate Separation Date.

(aa) “Parent Split Lease Properties” means those Properties demised or to be demised unto Parent (or one of its Subsidiaries) as tenant pursuant to any Parent Split Lease.

(bb) “Parent Split Leases” means those new leases to be entered into by Parent (or its Subsidiaries) as tenant pursuant to Section 2.5(e).

(cc) “Parent New Sublease Properties” means those Properties identified as “Parent New Sublease Properties” on the Colocation Sites Schedule, which Properties are leased by SpinCo (or its Subsidiaries) and a portion of which will be or has been subleased to Parent (or its Subsidiaries) prior to or as of the Real Estate Separation Date, subject to obtaining any necessary Landlord Consents.

(dd) “Party” means Parent and SpinCo individually, and “Parties” means Parent and SpinCo collectively, and, in each case, their respective permitted successors and assigns.

(ee) “Pre-Split Leases” means those Head Leases pursuant to which Parent (or its Subsidiaries) or SpinCo (or its Subsidiaries), as applicable, occupies the Split Lease Properties prior to the Real Estate Separation Date, and which Pre-Split Leases are contemplated to be terminated on or prior to the Real Estate Separation Date pursuant to Section 2.5(e) or (f) of this Agreement.

(ff) “Property Transaction(s)” shall mean each conveyance, assignment, transfer, novation, lease or sublease of owned or leased property pursuant to this Agreement.

(gg) “Real Estate Separation Date” means the Distribution Date, or such earlier date in accordance with the Separation Agreement and the Separation Step Plan (as defined in the Separation Agreement).

(hh) “Receiving Party” means the Party, or as applicable, the member of the Parent Group or the SpinCo Group, as applicable, that is to receive or be transferred such real property (as owner, lessee, or sublessee) prior to or on Real Estate Separation Date.

(ii) “Required Consent Leases” means those Head Leases with respect to which the Landlord’s consent is required for (x) assignment or sublease to a member of the Parent Group or a member of the SpinCo Group, as applicable, as contemplated by the Separation Agreement or under this Agreement, or (y) any of the other transactions relating to real property contemplated by the Separation Agreement or the other Ancillary Agreements.

(jj) “Restoration Costs” means all costs reasonably anticipated to be incurred to perform any restoration, repair or removal work required to be performed by the lessee under the applicable Head Lease at the end of the term of such Head Lease.

(kk) “Reserves” means, with respect to any Parent Assigning Leased Property or SpinCo Assigning Leased Property, any reserve for any Restoration Costs in the financial statements of Parent or SpinCo (or any member of their respective Group) relating to such Property as of Distribution Date.

(ll) “SpinCo Assigning Leased Properties” means those Properties identified as “SpinCo Assigning Leased Properties” in the Transferred Sites Schedule, which Properties are or were leased by SpinCo from a Landlord and will be or have been in accordance with this Agreement transferred by lease assignment or novation to Parent (or its Subsidiaries) as of the Real Estate Separation Date subject to obtaining any necessary Landlord Consent.

(mm) “SpinCo New Lease Properties” means those Properties identified as “SpinCo New Lease Properties” on the Colocation Sites Schedule, which Properties are owned by Parent (or its Subsidiaries) in fee and a portion of which will be or have been leased to SpinCo (or its Subsidiaries) prior to or as of the Real Estate Separation Date.

(nn) “SpinCo Transferring Owned Properties” means those Properties identified as “SpinCo Transferring Owned Properties” on the Transferred Sites Schedule, which Properties are or were owned by SpinCo (or its Subsidiaries) in fee and will transfer or have been transferred by deed to Parent (or its Subsidiaries) in fee prior to or as of the Real Estate Separation Date.

(oo) “SpinCo Split Lease Properties” means those Properties demised or to be demised unto SpinCo (or one of its Subsidiaries) as tenant pursuant to any SpinCo Split Lease.

(pp) “SpinCo Split Leases” means those new leases to be entered into by SpinCo (or its Subsidiaries) as tenant pursuant to Section 2.5(f).

(qq) “SpinCo New Sublease Properties” means those Properties identified as “SpinCo New Sublease Properties” on the Colocation Sites Schedule, which Properties are leased by Parent (or its Subsidiaries) and a portion of which will be or has been subleased to SpinCo (or its Subsidiaries) prior to or as of the Real Estate Separation Date, subject to obtaining any necessary Landlord Consents.

(rr) “Split Lease Properties” means those Properties identified as “Split Lease Properties” on the Colocation Sites Schedule, which Properties are or were leased by one of SpinCo (or its Subsidiaries) or Parent (or its Subsidiaries) pursuant to a Pre-Split Lease, which Pre-Split Lease will be terminated on or prior to the Real Estate Separation Date (subject to obtaining the necessary Landlord Consents) and, following such termination, which Properties will be or have been demised in part pursuant to a SpinCo Split Lease and in part pursuant to a Parent Split Lease, in each case subject to Section 2.5(e) or (f).

(ss) “Split Leases” means the Parent Split Leases and the SpinCo Split Leases.

(tt) “Subdivision Actions” shall have the meaning set forth in Section 2.18.

(uu) “Subdivision Sites” means those Properties identified on Schedule 4 and to which the Subdivision Actions shall apply.

(vv) “Transferred Sites” means the Parent Transferring Owned Properties, the SpinCo Transferring Owned Properties, the Parent Assigning Leased Properties and the SpinCo Assigning Leased Properties that will be transferred between the Parties, as provided in Sections 2.1, 2.2, 2.3, and 2.4 below.

(ww) “Transactions” has the meaning set forth in the TMA.

(xx) “Transferred Sites Schedule” means Schedule 1 attached hereto, which identifies the Transferred Sites, as the same may be updated from time to time prior to the Real Estate Separation Date in accordance with this Agreement.

(yy) “TSA” means the Transition Services Agreement, entered into as of the date hereof, by and between Parent and SpinCo.

ARTICLE II

PROPERTIES

Section 2.1 Asset Transfers: Parent Transferring Owned Property conveyed to SpinCo Group. Parent shall convey or cause its applicable Subsidiary to convey each of the Parent Transferring Owned Properties and (as and when provided in Section 2.19) each of the Misaligned Sites owned in fee simple (or local equivalent) by a member of the Parent Group (together with all improvements thereon and all rights and easements appurtenant thereto and fixtures and fittings and all personal property except any Excluded Personal Property) to SpinCo or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the Ancillary Agreements. The Actual Completion Date for the Parent Transferring Owned Properties shall be on or before the Real Estate Separation Date. Such Parent Transferring Owned Properties will be identified on Schedule 1.01(d) of the Separation Agreement as “SpinCo as Grantee: Intercompany Deeds”.

Section 2.2 Asset Transfers: SpinCo Transferring Owned Property conveyed to Parent Group. SpinCo shall convey or cause its applicable Subsidiary to convey each of the SpinCo Transferring Owned Properties and (as and when provided in Section 2.19) each of the applicable Misaligned Sites owned in fee simple (or local equivalent) by a member of the SpinCo Group (together with all improvements thereon and all rights and easements appurtenant thereto and fixtures and fittings and all personal property except any Excluded Personal Property) to Parent or its applicable Subsidiary, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the Ancillary Agreements. The Actual Completion Date for the SpinCo Transferring Owned Properties shall be on or before the Real Estate Separation Date. Such SpinCo Transferring Owned Properties will be identified on Schedule 1.01(d) of the Separation Agreement as “Parent as Grantee: Intercompany Deeds”.

Section 2.3 Lease Transfer: Parent Assigning Leased Property transferring to SpinCo Group. Parent shall assign, novate or cause its applicable Subsidiary to assign or novate, and SpinCo or its applicable Subsidiary shall accept and assume, Parent’s or its Subsidiary’s interest in the Parent Assigning Leased Properties and (as and when provided in Section 2.19) each of the leased (or local equivalent) Misaligned Sites, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the Ancillary Agreements. The Actual Completion Date shall be on or before the Real Estate Separation Date; provided, that if a Landlord Consent is required but not obtained prior to the Real Estate Separation Date, the assignment or novation shall be completed on the earlier of (A) the tenth (10th) Business Day after the relevant Landlord Consent has been granted and (B) the date agreed upon by the Parties in accordance with Section 2.10. Such properties will be identified on Schedule 1.01(d) of the Separation Agreement as “SpinCo as Grantee: Lease Assignments”.

Section 2.4 Lease Transfer: SpinCo Assigning Leased Property transferring to Parent Group. SpinCo shall assign, novate or cause its applicable Subsidiary to assign or novate, and Parent or its applicable Subsidiary shall accept and assume, SpinCo’s or its Subsidiary’s interest in the SpinCo Assigning Leased Properties and (as and when provided in Section 2.19) each of the leased (or local equivalent) Misaligned Sites, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the Ancillary Agreements. The Actual Completion Date shall be on or before the Real Estate Separation Date; provided, that if a Landlord Consent is required but not obtained prior to the Real Estate Separation Date, the assignment or novation shall be completed on the earlier of (A) the tenth (10th) Business Day after the relevant Landlord Consent has been granted and (B) the date agreed upon by the Parties in accordance with Section 2.10. Such properties will be identified in Schedule 1.01(d) of the Separation Agreement as “Parent as Grantee: Lease Assignments”.

Section 2.5 Colocation Sites.

(a) Colocation Sites.

(i) The Colocation Sites Schedule identifies those Properties (whether owned or leased) where members of the Parent Group and the SpinCo Group are collocated prior to and as of the date of this Agreement and will remain collocated after the Real Estate Separation Date for a specified term (such Properties, the “Colocation Sites”). The Colocation Site Schedule identifies the Property Transaction(s) applicable for each Colocation Site as agreed by the Parties in accordance with this Agreement to complete on or prior to the Real Estate Separation Date. To facilitate colocation of the Colocation Sites, the Parties agree to take the identified actions (as applicable to each Colocation Site) on or prior to the Real Estate Separation Date.

(ii) With respect to any Colocation Site that is not identified on the Exception Schedule, any lease assignment, sublease, TSA or other agreement (as applicable) that is entered into between a member of Parent Group and a member of SpinCo Group shall not exceed a term of twenty-four (24) months from the Distribution Date.

(b) Demised Property. With respect to any Colocation Site, if the Majority Occupant elects in its discretion to perform the Demising Work, the Majority Occupant shall:

(i) notify the Minority Occupant(s) of its decision to demise the Colocation Site and the form of Property Transaction agreement that will be executed by the Parties, which shall be either: (A) for owned properties, a lease; (B) for leased properties, a sublease; and/or (C) the site will be included in the TSA for a specified term while the Demising Work is being completed followed by a lease or sublease (as applicable); and

(ii) perform the Demising Work for such Colocation Site and pay the Demising Costs (subject to the right for the Majority Occupant to include in the lease or sublease that a reasonable portion of the Demising Costs shall be reimbursed as “additional rent” from the Minority Occupant(s) as may be customarily charged to third party tenants); and

(iii) within a reasonable period of time after such notice (or such other period as agreed by the Parties, which shall to the extent feasible occur prior to the Real Estate Separation Date), subject to Section 2.7, the Parties will execute or agree to execute the required arm’s length agreements with commercially reasonable terms and conditions for a term that shall be less than twenty-four (24) months from the Distribution Date or such longer term as identified on the Exception Schedule.

Sections 2.5(c), (d), (e) and (f) shall apply to those Colocation Sites where the Majority Occupant has elected to perform the Demising Work and demise the Colocation Site.

(c) Parent Demisable Properties: For any Colocation Site owned or leased by a member of the Parent Group as of the Real Estate Separation Date as listed in the Colocation Sites Schedule, which Colocation Site is demised into separate areas in accordance with Section 2.5(b), Parent shall or shall cause its Subsidiary to lease or sublease to or include the site in the TSA followed by a lease or sublease (as applicable) with SpinCo or its designated Subsidiary, the demised area of such Colocation Site as identified on the Colocation Sites Schedule, and SpinCo or its Subsidiary shall accept the same. The Parties shall use the Lease Form, as reasonably modified by Parent and SpinCo to account for local Law requirements and site specific issues, and consummate such agreement on or before the Real Estate Separation Date; provided if Landlord Consent is required but not obtained prior to the Real Estate Separation for any sublease, the sublease shall be completed on the earlier of (i) the tenth (10th) Business Day after the relevant Landlord Consent has been granted and (ii) the date agreed upon by the Parties in accordance with Section 2.10. If, in connection with a Colocation Site subject to the TSA, the Demising Work is not substantially completed prior to the expiration of the TSA, then SpinCo or its Subsidiary shall have the option to terminate the TSA with respect to the applicable Colocation Site and shall no longer have the obligation to accept a lease or sublease for such Colocation Site.

(d) SpinCo Demisable Properties: For any Colocation Site owned or leased by a member of the SpinCo Group as of the Real Estate Separation Date as listed in the Colocation Sites Schedule, which Colocation Site is demised into separate areas in accordance with Section 2.5(b), SpinCo shall or shall cause its Subsidiary to lease or sublease to or include the site in the TSA followed by a lease or sublease (as applicable) with Parent or its designated Subsidiary, the demised area of such Colocation Site as identified on the Colocation Sites Schedule and Parent or its Subsidiary shall accept the same. The Parties shall use the Lease Form, as reasonably modified by Parent and SpinCo to account for local Law requirements and site specific issues, and consummate such agreement on or before the Real Estate Separation Date; provided if Landlord Consent is required but not obtained prior to the Real Estate Separation Date for any sublease, the sublease shall be completed on the earlier of (i) the tenth (10th) Business Day after the relevant Landlord Consent has been granted and (ii) the date agreed upon by the Parties in accordance with Section 2.10. If, in connection with a Colocation Site subject to the TSA, the Demising Work is not substantially completed prior to the expiration of the TSA, then Parent or its Subsidiary shall have the option to terminate the TSA with respect to the applicable Colocation Site and shall no longer have the obligation to accept a lease or sublease for such Colocation Site.

(e) Parent Split Lease Properties: On or prior to the Real Estate Separation Date with respect to each Parent Split-Lease Property, in each case subject to obtaining any required Landlord Consent, (i) Parent shall terminate or cause its applicable Subsidiary to terminate each applicable Pre-Split Lease on or prior to the Real Estate Separation Date, (ii) contemporaneously with the termination described in the foregoing clause (i), Parent (or its Subsidiary) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed between Parent (or such Subsidiary) and the applicable Landlord demising to Parent or its Subsidiary the portion of the Split Lease Property agreed to among Parent, SpinCo and each applicable Landlord (provided, that, for the avoidance of doubt, such demised portion shall in no event include all or any portion of the Split Lease Property demised to SpinCo (or its Subsidiary) pursuant to the following clause (iii)), and (iii) contemporaneously with the termination described in the foregoing clause (i), SpinCo (or its Subsidiary) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed upon between SpinCo (or such Subsidiary) and the applicable Landlord demising to SpinCo or its Subsidiary the portion of the Split Lease Property agreed to among Parent, SpinCo and each applicable Landlord.

(f) SpinCo Split Lease Properties: On or prior to the Real Estate Separation Date, with respect to each SpinCo Split-Lease Property, in each case subject to obtaining any required Landlord Consent, (i) SpinCo shall terminate or cause its applicable Subsidiary to terminate each applicable Pre-Split Lease on or prior to the Real Estate Separation Date, (ii) contemporaneously with the termination described in the foregoing clause (i), SpinCo (or its Subsidiary) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed upon between SpinCo (or such Subsidiary) and the applicable Landlord demising to SpinCo or its Subsidiary the portion of the Split Lease Property agreed to among Parent, SpinCo and each applicable Landlord (provided, that, for the avoidance of doubt, such demised portion shall in no event include all or any portion of the Split Lease Property demised to Parent (or its Subsidiary) pursuant to the following clause (iii)), and (iii) contemporaneously with the termination described in the foregoing clause (i), Parent (or its Subsidiaries) shall enter into a new lease for a portion of each Split Lease Property on terms mutually agreed upon between Parent (or such Subsidiary) and the applicable Landlord demising to Parent of its Subsidiary the portion of the Split Lease Property agreed to among Parent, SpinCo and each applicable Landlord.

(g) Non-Demised Properties. With respect to any Colocation Site, if the Majority Occupant, in its sole discretion, elects not to perform the Demising Work, the Majority Occupant shall notify the Minority Occupant(s) of its election, and if both of Parent and SpinCo intend to continue occupying such Colocation Site, the Parties shall include the Colocation Site in the TSA for a maximum of twenty-four (24) months from the Distribution or such longer term as may be identified on the Exception Schedule.

(h) Waiver by Minority Occupant. Notwithstanding the foregoing provisions of this Section 2.5, the Minority Occupant(s) at any Colocation Site may elect on or before the Real Estate Separation Date to waive its right to occupy and enter into a Property Transaction agreement or TSA with respect to such Colocation Site, in which event the Minority Occupant(s) shall pay to the Majority Occupant a fee equal to the lump sum amount that the Minority Occupant would have incurred in rent, fees and reimbursements for the applicable term if it had elected to enter into the Property Transaction agreement or TSA, and such electing Minority Occupant and its employees will no longer have access to the applicable Colocation Site.

Section 2.6 Allocation of Liabilities.

(a) Subject to Section 2.6(c) and except as expressly provided the Separation Agreement, this Agreement or the other Ancillary Agreements, the Parties agree that each Property Transaction shall be on an “as is, where is” basis with no representation and warranties.

(b) In furtherance of Article VI of the Separation Agreement, and for the avoidance of doubt, subject to Section 2.6(c), the Parties agree that the Properties are being accepted by the Receiving Party in the condition as of the Actual Completion Date and with the acceptance by the Receiving Party of the following benefits and assumption by the Receiving Party of the following Liabilities from and after the Actual Completion Date:

(i) All fixed assets, improvements, fixtures and fittings appurtenant to or located on such Property;

(ii) Liabilities for payment of taxes, rent, outgoings, utilities, insurance and any other costs associated with the Property or the Lease (as applicable);

(iii) All benefits (including rental income) and obligations with respect to any leases, subleases and sub-tenants of such Property;

(iv) Liabilities associated with vacancy or underutilized space existing as of or arising after Actual Completion Date;

(v) The rights to any security deposits held under a Lease shall be transferred to the applicable Receiving Party (and any security deposit held under a lease or sublease to a third party shall be transferred and turned over to such Receiving Party), and the Parties shall work in good faith to reconcile the amount of any security deposits credited to the Parties pursuant to this subclause (v);

(vi) The rights to transfer of any Reserves;

(vii) Costs associated with early termination of any Lease in the event early termination occurs; and

(viii) All EHS Liabilities relating to such Property occurring at any time, including the condition of buildings, infrastructure, equipment and other improvements located on such Property.

(c) Notwithstanding Section 2.6(a) and (b) above and anything to the contrary provided in the Separation Agreement, the Parties agree that for sites identified as Known Environmental Liabilities (as defined in the Environmental Supplemental Agreement), the Environmental Supplemental Agreement shall exclusively govern and control in all respects.

(d) Each Party shall promptly provide to the other Party copies of all invoices, demands, notices and other communications received by the Party or its or its applicable Subsidiaries or agents in connection with any of the matters for which the other Party may be liable to make any payment or perform any obligation pursuant to this Section 2.6, and the Parties shall work cooperatively in connection with any such matters.

Section 2.7 Obtaining the Landlord Consents and Other Landlord Cooperation.

(a) Parent and SpinCo confirm that with respect to all Property Transactions, to the extent there is a Required Consent Lease, one or more applications or requests have been made or will be made (prior to the Real Estate Separation Date or Distribution Date, as applicable) to the applicable Landlord for the Landlord Consents. Parent and SpinCo shall cooperate to determine which Party will be primarily responsible for requesting, negotiating and obtaining each Landlord Consent, provided, however, that Parent shall be responsible for all actual out-of-pocket costs incurred in connection with negotiating and obtaining such Landlord Consents as and to the extent provided in accordance with Section 2.14 of this Agreement.

(b) Parent and SpinCo shall use commercially reasonable efforts to obtain the Landlord Consents, but Parent and SpinCo (and such Party’s applicable Subsidiary) shall not be required to commence judicial proceedings for a declaration that a Landlord Consent has been unreasonably withheld, conditioned or delayed or that the applicable Head Lease has otherwise been breached, nor shall any Party be required to pay any consideration in excess of its share of fees as set forth in Section 2.14 (including administrative and/or review fees, reimbursement of expenses required by the Required Consent Lease to obtain the relevant Landlord Consent and other commercially reasonable amounts).

(c) Parent and SpinCo (or such Party’s applicable Subsidiary) will promptly satisfy the lawful requirements of the Landlord, and Parent and SpinCo (or such Party’s applicable Subsidiary) will take all reasonable steps to assist the other in obtaining the Landlord Consents and other cooperation reasonably required from any Landlord, including, without limitation:

(i) if reasonably required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant’s obligations contained in the applicable Head Lease from and after the Actual Completion Date throughout the remainder of the term of such Head Lease, subject to any statutory limitations of such Liability, provided, however, that in no event shall Parent or SpinCo (or such Party’s applicable Subsidiary) be required to enter into any such an agreement for any extension of the then current term of such Head Lease;

(ii) if reasonably required by the Landlord, providing a commercially reasonable guarantee, surety or other commercially reasonable security (including, without limitation, a security deposit or letter of credit) for the obligations of SpinCo or Parent (or such Party’s applicable Subsidiary), accruing under the applicable Head Lease from and after the Actual Completion Date throughout the remainder of the then current term of such Head Lease, and otherwise taking all actions reasonably necessary and which it is capable of performing to meet the lawful requirements of the Landlord so as to ensure that the Landlord Consents (and any other reasonably required Landlord cooperation) are obtained, provided, however, that in no event shall Parent or SpinCo (or such Party’s applicable Subsidiary) be required to provide any such security for any extension of the then current term of the applicable Head Lease. For the avoidance of any doubt, the actions contemplated by this Section 2.7(c)(ii) shall only be required if such action is consistent with the Transactions qualifying for their Intended Tax Treatment.

(iii) using commercially reasonable efforts to assist Parent and SpinCo (and their respective Subsidiaries) as applicable, with obtaining the Landlord’s consent to the release of any guarantee, surety or other security which such previous guarantor may have previously provided to the Landlord, and (if applicable) the release of such previous guarantor from any assignor or secondary liability with respect to the assignee’s failure to perform under the applicable Head Lease;

(iv) providing (promptly once available) financial statements and other reasonable evidence of net worth, liquidity and/or financial capability to fulfill the obligations of a tenant under the applicable Head Lease to any Landlord reasonably requesting same in connection with the Landlord Consent; and

(v) If, with respect to any leased or subleased properties, the applicable lease or sublease requires a new guarantee, surety or other security, then the Parties shall cooperate (reasonably and in good faith) to meet the requirements of the applicable Head Lease; provided that if the applicable Head Lease requires a new guarantee, surety or security, then the Parties shall use commercially reasonable efforts prior to and after the Real Estate Separation Date to obtain a new guarantee, surety or other security. Further, if, with respect to any leased or subleased properties, Parent and SpinCo are unable to obtain a release by the Landlord of any guarantee, surety or other security which Parent or SpinCo (or their respective Affiliate) has previously provided to the Landlord, SpinCo or Parent, as applicable, shall indemnify, defend, protect and hold harmless the other Party and its Subsidiaries and the guarantor/indemnifying Party against all Liabilities accruing against and incurred by the all such Parties, in accordance with Article VI of the Separation Agreement.

(d) Notwithstanding the foregoing provision of this Section 2.7, the Parties may mutually agree to keep in place an existing guarantee and not deliver a new guarantee, subject to the Parties’ reliance on the indemnity described in Section 2.7(c) above.

(e) The provisions of this Section 2.7 are intended to supersede in their entirety the provisions of Sections 3.01 and 3.02 of the Separation Agreement but shall in all events be subordinate and subject to the provisions of Article VI of the Separation Agreement.

Section 2.8 Occupancy by SpinCo. For any Property Transaction whereby a member of the SpinCo Group is the Receiving Party, in the event that the Actual Completion Date does not occur on or before the Real Estate Separation Date, SpinCo (or its Subsidiary) shall, commencing as of the Real Estate Separation Date, be entitled to occupy and use the relevant Parent Property (or demised part thereof) upon the terms and conditions contained in the TSA until such time the Property Transaction can be completed, but in no event for a term greater than twenty-four (24) months, unless such property is identified on the Exception Schedule.

Section 2.9 Occupancy by Parent. For any Property Transaction whereby a member of the Parent Group is the Receiving Party, in the event that the Actual Completion Date does not occur on or before the Real Estate Separation Date, Parent (or its Subsidiary) shall, commencing as of the Real Estate Separation Date, be entitled to occupy and use the relevant SpinCo Property (or demised part thereof) upon the terms and conditions contained in the TSA until such time the Property Transaction is completed, but in no event for a term greater than twenty-four (24) months, unless such property is identified on the Exception Schedule.

Section 2.10 Landlord Consents. If, with respect to any Property Transaction, at any time the relevant Landlord Consent is lawfully, formally and unconditionally refused in writing by the Landlord or the Landlord does not respond to the request for such Landlord Consent, Parent and SpinCo shall cooperate in good faith and use commercially reasonable efforts to determine (i) whether to continue to proceed with the Property Transaction; or (ii) how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each Party, the size of the applicable Property, the number of employees of each Party at the applicable Property, the value of assets associated with each business, the cost to relocate, and the potential risk and liability to each Party in the event any enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of each Party and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Required Consent Lease, restructuring a proposed lease assignment to be a sublease and relocating one Party or entering the TSA. If the Parties cannot agree in good faith as to the allocation of the applicable Property, such dispute shall be resolved in accordance with Article XI, Section 11.02 (Dispute Resolution) of the Separation Agreement.

Section 2.11 Form of Transfer. The conveyance to SpinCo or its Subsidiary of each relevant Parent Transferring Owned Property shall be in the form of a special or limited warranty deed, or its equivalent, in statutory form as required by Law. The conveyance to Parent or its Subsidiary of each relevant SpinCo Transferring Owned Property shall be in the form of a special or limited warranty deed, or its equivalent, in statutory form as required by Law.

Section 2.12 Casualty; Lease Termination.

(a) If, prior to the Actual Completion Date (but not after the Distribution Date), any property (or any part thereof) owned, leased or subleased by a member of Parent Group, and for which a Property Transaction is contemplated by this Agreement, shall be damaged or destroyed by a fire or other casualty (a “Casualty”, and any property subject to such Casualty, a “Damaged Property”), then, in any such event but subject to Section 2.12(c) below, Parent shall promptly notify SpinCo, and Parent shall (or shall cause its Subsidiary to) proceed to effectuate the transfer of the Damaged Property under all the terms of this Agreement; subject, however, to the following: (1) unless Parent chooses to repair the Damaged Property pursuant to clause (2) below, SpinCo (or its applicable Subsidiary) shall accept such Damaged Property subject to the damage or destruction in question; (2) prior to the Actual Completion Date, Parent shall have the right (but not the obligation) to repair or restore any such damage or destruction at Parent’s (or its Subsidiary’s) sole cost and expense, subject to the terms and provisions of any applicable Head Lease, and (3) if Parent chooses not to repair or restore any such damage or destruction, Parent (or its applicable Subsidiary) shall (x) assign all of its rights and promptly make available to SpinCo all insurance proceeds due or received by Parent (or such Subsidiary) in connection with the Casualty and (y) pay to SpinCo the amount of the deductible under the applicable insurance policy.

(b) If, prior to the Actual Completion Date (but not after the Distribution Date) any property (or any part thereof) owned, leased or subleased by a member of SpinCo Group, and for which a Property Transaction is contemplated by this Agreement, shall be damaged or destroyed by Casualty, then, in any such event but subject to Section 2.12(c) below, SpinCo shall promptly notify Parent, and SpinCo shall (or shall cause its Subsidiary to) proceed to effectuate the transfer of the Damaged Property under all the terms of this Agreement; subject, however, to the following: (1) unless SpinCo chooses to repair the Damaged Property pursuant to clause (2) below, Parent (or its applicable Subsidiary) shall accept such Damaged Property subject to the damage or destruction in question; (2) prior to the Actual Completion Date, SpinCo shall have the right (but not the obligation) to repair or restore any such damage or destruction at SpinCo’s (or its Subsidiary’s) sole cost and expense, subject to the terms and provisions of any applicable Head Lease, and (3) if SpinCo chooses not to repair or restore any such damage or destruction, SpinCo (or such Subsidiary) shall (x) assign all of its rights and promptly make available to Parent all insurance proceeds due or received by SpinCo in connection with the Casualty and (y) pay to Parent the amount of the deductible under the applicable insurance policy.

(c) In addition, in the event that a Head Lease is terminated prior to the Real Estate Separation Date, (i) Parent and SpinCo, respectively (or their applicable Subsidiary), shall not be required to assign, sublease or share such Property, (ii) SpinCo and Parent, respectively (or their applicable Subsidiary), shall not be required to accept an assignment, sublease or sharing of such Property and (iii) neither Party shall have any further liability with respect to such Property under this Agreement.

Section 2.13 Fixtures and Fittings. All Property Transactions under this Agreement shall include any right, title and interest of the transferring Party in and to all equipment, office equipment, trade fixtures, furniture and any other personal property located within the demised or transferred portion of the applicable Property (excluding any equipment, office equipment, trade fixtures, furniture and any other personal property owned by third parties), except for the applicable scheduled Excluded Personal Property.

Section 2.14 Costs. Parent (or its Subsidiary) shall pay (i) all actual costs and expenses incurred in connection with obtaining the Landlord Consents, including, without limitation, Landlord’s consent fees and attorneys’ fees and any costs and expenses relating to renegotiation of any Head Leases, and Split Leases, as applicable, and (ii) all actual costs and expenses in connection with the transfer of any Property pursuant to this Agreement, including title insurance premiums, escrow fees, recording fees, and any transfer taxes arising as a result of such transfers; provided, that, with respect to any Split Lease or other lease agreement entered into with a third-party Landlord, the tenant thereunder shall be responsible for any recording, restriction or municipal charges or other fees associated with entering into such Split Lease or other lease agreement; provided, further that this Section 2.14 shall not apply with respect to any obligation to deliver a security deposit, letter of credit or other guaranty (which shall be governed instead by Section 2.7 of this Agreement).

Section 2.15 Signing and Ratification. Parent and SpinCo hereby ratify and authorize all signatures to any document entered into in connection with this Agreement by Parent and SpinCo, or each’s respective Subsidiaries, and the Parties agree that to the extent any challenges arise to the authority of any such signature from and after the date hereof, Parent and SpinCo will cooperate to ratify such signatures and prepare any corporate authorizations or resolutions necessary therefor.

Section 2.16 Insurance. Between the date of this Agreement and each applicable Real Estate Separation Date (or earlier termination of this Agreement), each of Parent, SpinCo and their respective Subsidiaries, as applicable, shall use commercially reasonable efforts to keep in full force and effect present insurance policies maintained (or renewals thereof) with respect to each Property owned, leased, subleased or otherwise occupied by such Party.

Section 2.17 Properties Outside the United States. With respect to each of the Properties located outside the United States listed on the Transferred Sites Schedule and/or the Colocation Sites Schedule, as well as any additional properties acquired by Parent, SpinCo or a Subsidiary of either prior to the Real Estate Separation Date, Parent and SpinCo will use the appropriate form document attached hereto, translated into the local language, if customary under local practice, and modified to comply with local Laws, to cause the appropriate transfers, assignments, leases, or subleases to occur. Such transfers, assignments, leases, or subleases shall, so far as the Law in the jurisdiction in which such property is located permits, be on the same terms and conditions as provided in this Article II and shall include such other deliveries (and the Parties shall comply with such other customary procedures and formalities) as may be required by the Laws of the jurisdiction in which the Property is located. In the event of a conflict between the terms of this Agreement and the terms of such local agreements, the terms of the local agreements shall prevail.

Section 2.18 Subdivision Sites. The Parties acknowledge that the Subdivision Sites have been subdivided into separate tax parcels prior to the date hereof. In connection with such subdivisions, the Parties have taken or will take such additional actions with regard to the Subdivision Sites as are set forth on Schedule 4 (collectively, the “Subdivision Actions”). The Parties shall cooperate reasonably and in good faith to complete the Subdivision Actions as soon as reasonably practicable after the date hereof.

Section 2.19 Misaligned Sites.

(a) As of the date hereof, a member of the Parent Group or the SpinCo Group, as identified on Schedule 5, owns in fee simple or has a leasehold interest in (or local equivalent) each EHS Misaligned Site and each Other Misaligned Site (collectively, the “Misaligned Sites”). The Parties acknowledge and agree that each Misaligned Site shall be allocated to the applicable member of the Parent Group or the SpinCo Group identified on Schedule 5 as the “Beneficial Owner” thereof, but that each Misaligned Site is subject to a Transfer Limitation (as defined in the Separation Agreement) such that the fee simple or leasehold interest (or local equivalent) to such Misaligned Site cannot be conveyed or assigned, as applicable, to the applicable Beneficial Owner as of the date of this Agreement. To the extent that any Misaligned Sites are subject to a Transfer Limitation, the Parties agree, on behalf of themselves and the members of their respective Groups, that:

(i) Each of the EHS Misaligned Sites for the purpose of the conduct and management of Remedial Action shall be governed by the Environmental Supplemental Agreement; and

(ii) With respect to the Misaligned Sites: (A) subject to subsection (c) below, fee simple title (or local equivalent) of, or the leasehold interest (or local equivalent) in, each Misaligned Site shall remain with the Party (the “Existing Owner”) that, prior to the date of this Agreement, has fee simple title (or local equivalent) to, or the leasehold interest (or local equivalent) in, such Misaligned Site (as identified on Schedule 5), and (B) all the benefits associated with such Misaligned Site (including the right to exclusive use and occupancy of, and the proceeds of any sale of, the Misaligned Site) shall belong to the Beneficial Owner, and all burdens associated with such Misaligned Site shall be the responsibility of the Beneficial Owner.

(b) Sections 2.01(d)-(i), (k) of the Separation Agreement is hereby incorporated into this Agreement with respect to the Misaligned Sites, mutatis mutandis.

(c) To the extent an Existing Owner of any Misaligned Site determines that the applicable Transfer Limitation with respect to any Misaligned Site has been satisfied or is no longer applicable, then at the written request of the applicable Beneficial Owner, such Existing Owner shall convey or assign, as applicable, such Misaligned Site to the applicable Beneficial Owner for no additional consideration, and any costs incurred in connection with such conveyance or assignment, as applicable, shall be borne by Beneficial Owner. Upon the conveyance or assignment, as applicable, of any Misaligned Site to the applicable Beneficial Owner, the provisions of this Section 2.19 shall no longer apply to such Misaligned Site; provided, however, that any obligations that accrued from the date of this Agreement through the date of such conveyance or assignment, as applicable, shall survive.

(d) The Misaligned Sites shall also be governed by the provisions in Schedule 5.

ARTICLE III

MISCELLANEOUS

Section 3.1 Additional Provisions. Section 2.05, Article VI, Article VII, Article IX, Article X and Article XI of the Separation Agreement are hereby incorporated into this Agreement mutatis mutandis.

Section 3.2 Performance. Parent will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Parent Group. SpinCo will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the SpinCo Group. Each Party (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 3.2 to all of the other members of its Group, and (b) cause all of the other members of its Group not to take any action inconsistent with such Party’s obligations under this Agreement.

Section 3.3 EHS Liabilities. In the case of any conflict between the terms of this Agreement or any deed, lease, lease assignment, sublease or sublease assignment executed pursuant to the terms of this Agreement, on the one hand, and any provision of the Separation Agreement or the Environmental Supplemental Agreement, on the other hand, with respect to EHS Liabilities (each as defined in the Separation Agreement or the Environmental Supplemental Agreement), the provisions of the Separation Agreement or the Environmental Supplemental Agreement (as applicable) shall govern and control in all respects.

Section 3.4 Cooperation. The Parties shall, and shall cause each member of their respective Groups to, cooperate in good faith to effectuate each Property Transaction and otherwise in connection with the matters covered by this Agreement, which cooperation shall include, without limitation, using its reasonable best efforts to promptly take any and all actions reasonably necessary, customary or advisable to effectuate the Property Transaction and to otherwise perform its obligations under this Agreement.

Section 3.5 Shared Services Cooperation. With respect to any Colocation Sites: Each Party that is the owner or lessee (under a Head Lease) of a Colocation Site shall, to the extent not directly provided by the Landlord or other third party, provide or procure all services presently enjoyed by and/or reasonably necessary for the use of the Colocation Site and which are used in common with other premises in the Colocation Site. The foregoing obligations of such Party shall continue in effect until the earlier of (i) the applicable Colocation Site being included in the TSA, and (ii) the date that the Landlord or other third party (including, without limitation, any management company) has taken over responsibility for provision of such services to the Colocation Site. In the event the Landlord or other third party provides any of such services, the Party that is the owner or lessee of such Colocation Site shall pay the cost of such services to the third party, and the other Party shall reimburse the paying Party for a portion of such costs reasonably allocable to the reimbursing Party. Each of Parent and SpinCo (and their respective Affiliates) shall permit the other Party access to all portions of the Colocation Site in such Party’s control that are reasonably necessary in connection with providing or maintaining any shared services or for the other Party to benefit from such shared services. In the event of a change of provider of such services, each of Parent and SpinCo (and their respective Affiliates) shall work together to ensure any interruption to the shared services is minimized as far as possible.

Section 3.6 Allocation of Properties. To the extent that the Transferred Sites Schedule and the Colocation Sites Schedule require amendments made (i) in accordance with the Allocation Principle in all material respects following the date hereof, or (ii) as a result of changes to allocations made in accordance with Section 2.10, SpinCo or Parent shall provide written notice to the other Party prior to amending the Transferred Sites Schedule or the Colocation Sites Schedule. If the Party that receives such written notice disputes in good faith the application of the Allocation Principle with respect to any such amendment, such dispute shall be resolved in accordance with Article XI, Section 11.02 (Dispute Resolution) of the Separation Agreement.

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

GENERAL ELECTRIC COMPANY, a New York corporation

By:	/s/ Jennifer B. VanBelle
Name: Jennifer B. VanBelle
Title: Senior Vice President & Treasurer

GE VERNOVA INC., a Delaware corporation

By:	/s/ Robert M. Giglietti
Name: Robert M. Giglietti
Title: President & Treasurer